Exhibit 10(b)





                           AMENDED AND RESTATED
             OTR EXPRESS, INC. 1996 DIRECTORS' STOCK OPTION PLAN

                             SECTION I. PURPOSE

     The purpose of this Plan is to provide an incentive which will motivate and reward "Outside Directors" of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of the Company's stock by such "Outside Directors". None of the options granted pursuant to this Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). It is also intended that this Plan constitute a "formula plan" under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and any amendment or successor provision thereto ("Rule 16b-3") so that any "Outside Director" participating hereunder may still qualify as a "Disinterested Person" under Rule 16b-3; any provision of this Plan deemed not to be in compliance with such requirements shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Company.

                          SECTION II. DEFINITIONS

   A. "Board of Directors" means the board of directors of the Company.
   B. "Common Stock" means shares of the common stock (including treasury stock), par value $0.01 per share, of the Company.
   C. "Company" means OTR Express, Inc., a Kansas corporation, or any successor thereto.
   D. "Disability" means inability of a Participant to perform his or her duties as an Outside Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
   E. "Fair Market Value," as of a given date, means the last price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on such given date or, if none, on the last day preceding such given date on which a sale of the Common Stock was so reported.
   F. "Outside Director" means a person who is a member of the Board of Directors but who is not an employee of the Company or any subsidiary of the Company.
   G. "Participant" means an Outside Director who is granted a stock option hereunder.
   H. "Plan" means this OTR Express, Inc. 1996 Directors' Stock
Option Plan, as amended and restated.
   I. A "Change of Control" shall be deemed to occur upon (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation or merger in which the holders of Common Stock immediately prior thereto will have the same or proportionate ownership of Common Stock of the surviving corporation immediately thereafter, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (c) any plan or proposal for the liquidation or dissolution of the Company, or (d) when any person or group of persons acting in concert, other than the Company, any stockholder at the time of the initial public offering of the Common Stock or any employee benefit plan or trust maintained by the Company or any of its Subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding stock, without the prior approval of at least 80% of the members of the Board of Directors of the Company.

                           SECTION III. STOCK

   The total amount of stock which may be either granted or sold under this Plan shall not exceed 10,000 shares of the Company's Common Stock. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

                        SECTION IV. ELIGIBILITY

   Stock options may be granted under the Plan only to Outside Directors.

                      SECTION V. STOCK OPTIONS

   A. Grant of Options. Each Outside Director shall be granted an option to purchase 1,000 shares of Common Stock on the day of each annual shareholders' meeting.
   B. Option Price. The purchase price of the Common Stock under each option granted hereunder shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option.
   C. Term and Exercise of Options. The term of each option shall be ten (10) years from the date of granting thereof. Each option shall be exercisable in full on the date of the granting thereof; provided, however, that except as provided in Subsection E of this Section, no option may be exercised at any time unless the Participant is then an Outside Director and has been so continuously since the granting of the option.
   D. Non-Transferability of Options. Each option granted under this Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant.
   E. Termination of Service. Any option not exercised prior to the termination of a Participant's service as a Director of the Company shall expire. Notwithstanding the foregoing:
      1. If a Participant's employment is terminated by reason of death, the personal representative of the Participant may exercise any or all of the Participant's unexercised unexpired options provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and
      2. If a Participant's service is terminated by reason of Disability, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, provided such exercise is within twelve (12) months of the date of the Participant's termination but not after the expiration of the option.
   F. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (1) in cash, (2) in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised, or
(3) by any combination of the payment methods specified in clauses
(1) and (2) hereof; provided, however, that (a) shares of Common
Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised. The proceeds received by the Company upon exercise of an option are to be added to the general funds of the Company, if cash, or to the shares of the Common Stock held in treasury, if shares of Common Stock, and used for the corporate purposes of the Company.

                   SECTION VI. EFFECT OF CHANGE IN STOCK

   Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares and the like, the number and class of shares available for grants of options and the number of shares subject to any outstanding options, and the price thereof, as applicable, shall be appropriately adjusted by the President of the Company.

                    SECTION VII. AMENDMENT OR TERMINATION

   Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any option, outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by such termination of this Plan. The Board of Directors of the Company may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Company of any amendment is required to comply with the requirements of Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval. Notwithstanding the foregoing, this Plan may not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

                          SECTION VIII. WITHHOLDING

   The Company, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

                          SECTION IX. MISCELLANEOUS

   A. Rights to Continued Service.  Nothing in this
Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue as an Outside Director.
   B. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

              SECTION X. EFFECTIVENESS OF THE PLAN

   This Plan will be effective upon adoption by the Board of Directors of the Company, subject, however, to its approval by the stockholders of the Company given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

                   SECTION XI. CHANGE OF CONTROL

   In the event that a Change of Control of the Company occurs, any then outstanding stock option held by such Participant shall immediately mature and vest in full and any such stock option shall be settled by the payment to such Participant of an amount equal to the excess, if any, of the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date as hereinafter defined, over the aggregate exercise price of such option. For purposes of an event described in clause (d) of Paragraph I of Section II above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offeror, or the date upon which the Company first receives written notice of acquisition of 25% of its Common stock, whichever shall first occur. For purposes of an event described in clauses (a), (b), and (c) of Paragraph I of Section II, the Special Maturity Date shall be the effective date of such event. Settlement shall be made in cash within five (5) days of the Special Maturity Date.

   The foregoing Plan was amended and restated by the Board of Directors of the Company on February 2, 2000. Stockholder approval was not necessary to effectuate the amendments contained herein. The remainder of the Plan, and the Plan as amended, shall continue in full force and effect.

                                                  OTR EXPRESS, INC.


                                                  By:/s/ William P. Ward
                                                    William P. Ward, President